Filed pursuant to Rule 424(b)(5)

Registration No. 333-265995

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 15, 2022)

CEL-SCI CORPORATION

794,117 Shares of

Common Stock

We are offering 794,117 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The shares will be sold for a purchase price equal to $1.70 per share.

Our common stock is listed on the NYSE American under the symbol “CVM.” The last reported sale price of our common stock on the NYSE American on April 27, 2023 was $2.13 per share.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.70	$1,349,998.90
Underwriting discount (1)	$0.102	$80,999.93
Proceeds, before expenses, to us	$1.598	$1,268,998.97

(1)

In addition to the underwriting discount, we have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 119,117 shares of our common stock solely to cover over-allotments.

The underwriter expects to deliver the shares against payment on or about May 2, 2023.

Sole Book-Running Manager SPARTAN CAPITAL SECURITIES, LLC

The date of this prospectus supplement is April 27, 2023.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process (Registration File No. 333-265995) and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “the Company,” “our company,” “CEL-SCI,” “we,” “us,” or “our” mean CEL-SCI Corporation, a Colorado corporation, unless we state otherwise or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our future strategy, plans and expectations regarding clinical trials, future regulatory approvals, our plans for the manufacturing and commercialization of our products, future operations, projected financial position, potential future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	our expectations related to the use of proceeds from this offering;
•	our need for, and ability to raise, additional capital;
•	the results and timing of our clinical trials, including in particular our Phase 3 clinical trial for Multikine;
•	the regulatory review process and any regulatory approvals that may be issued or denied by the U.S. Food and Drug Administration, the European Medicines Agency or other regulatory agencies;
•	our manufacturing plans;
•	our need to secure collaborators to license, manufacture, market and sell any products for which we receive regulatory approval in the future;
•	the results of our internal research and development efforts;
•	the commercial success and market acceptance of any of our product candidates that are approved for marketing in the United States or other countries;
•	the safety and efficacy of medicines or treatments introduced by competitors that are targeted to indications which our product candidates are being developed to treat;
•	the acceptance and approval of regulatory filings;
•	our current or prospective collaborators’ compliance or non-compliance with their obligations under our agreements with them, or decisions by our collaborators to discontinue clinical trials and return product candidates to us;
•	our plans to develop other product candidates;
•	business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19); and
•	other factors discussed elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover page of this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements above and in the section of this prospectus supplement entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the SEC described in the sections of this prospectus supplement entitled “Risk Factors”, “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, and the section of the accompanying prospectuses entitled “Additional Information” all of which are accessible on the SEC’s website at www.sec.gov.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents identified under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, before making an investment decision.

THE OFFERING

Common stock we are offering	794,117 shares of common stock

Common stock outstanding prior to this offering	43,789,549 shares of common stock

Common stock to be outstanding after this offering	44,583,666 shares of common stock (or 44,702,783 shares of common stock if the underwriter exercises its option to purchase additional shares)

Option to purchase additional shares	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 119,117 shares of our common stock.

NYSE American Symbol and Listing	Our common stock is listed on the NYSE American under the symbol “CVM.”

Use of Proceeds

We estimate that the net proceeds from this offering, after payment of estimated offering expenses payable by us and underwriting discounts will be approximately $1,119,000, or approximately $1,309,348 if the underwriter exercises in full its option to purchase additional shares. We intend to use the net proceeds from this offering to fund the continued development of Multikine, LEAPS and for general corporate purposes. See “Use of Proceeds.”

Risk Factors

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The number of shares of common stock shown above to be outstanding after this offering is based on 43,789,549 shares outstanding as of April 26, 2023 and excludes:

●	12,795,778 shares of our common stock issuable upon the exercise of outstanding stock options as of April 26, 2023, at a weighted average exercise price of $8.84 per share; and

●	1,092,470 shares of our common stock issuable upon the exercise of warrants outstanding as of April 26, 2023, at a weighted average exercise price of $3.16 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares.

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Business Overview

We are a clinical-stage biotechnology company focused on finding the best way to activate the immune system to fight cancer and infectious diseases.  Our lead investigational therapy Multikine® (Leukocyte Interleukin, Injection) has completed a pivotal Phase 3 clinical trial for patients who are newly diagnosed with advanced (stages III and IV) primary squamous cell carcinoma of the head and neck (SCCHN). Multikine® has received Orphan Drug Status from the U.S. Food and Drug Administration, or FDA. The study was fully enrolled with 928 patients in September 2016.

 On June 28, 2021, we announced results from our 9.5 year pivotal Phase 3 study for Multikine®.  The Phase 3 results showed a long-term 5-year overall survival (OS) benefit in the treatment arm that received Multikine treatment followed by surgery and radiation (the lower risk to recurrence treatment arm). This survival benefit was robust and durable and added no toxicity to the overall treatment, something not commonly seen with cancer drugs. In fact, the survival benefit increased over time and at 5-years the overall survival benefit reached an absolute 14.1% advantage for the Multikine treated arm over control (n=380, total study patients treated with surgery plus radiation), control arm 48.6%, Multikine arm 62.7% survival.

On May 27, 2022, we announced the American Society of Clinical Oncology (ASCO) published two abstracts related to our pivotal Phase 3 Multikine head and neck cancer clinical trial. The poster was presented by our Chief Scientific Officer, Eyal Talor, Ph.D. at the 2022 ASCO Annual Meeting on June 6, 2022 in Chicago, Illinois.  The abstract titles and corresponding links are as follows:

•	“Leukocyte interleukin injection (LI) immunotherapy extends overall survival (OS) in treatment-naive low-risk (LR) locally advanced primary squamous cell carcinoma of the head and neck: The IT-MATTERS study.”

o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207201
o	Link to poster: https://cel-sci.com/wp-content/uploads/2022/06/CEL-SCI-ASCO-2022-Poster-6032-June-6-Head-and-Neck-Cancer-1.pdf

•	“Novel algorithm for assigning risk/disease-directed treatment (DDT) choice in locally advanced primary squamous cell carcinoma of the head and neck (SCCHN): Using pretreatment data only.”

o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207202/

Our plan is to file a Biologics License Application (BLA) and we are currently in discussions with the FDA on the best path to move forward. The “Proposed Indication” for Multikine that will be submitted to the FDA in a license application will be limited by certain eligibility criteria to patients who would be deemed by NCCN Guidelines as having a lower risk for tumor recurrence. The standard of care for lower risk for tumor recurrence advanced primary head and neck cancer patients is surgery followed by radiotherapy, but not chemotherapy. Note that the term “lower risk for recurrence” should not be confused with a low risk of death, because the 5-year survival for such patients is still less than 50%, even after receiving the current standard of care (SOC). The Proposed Indication for Multikine would cover an estimated 210,000 patients globally each year.

Data collected during the Phase 3 trial that will be submitted to FDA in support of the Proposed Indication are:

•	Partial and complete tumor responses within 3 weeks and before surgery (objective responses per RECIST (Response Evaluation Criteria in Solid Tumors)):

o

8.1% (32/395) objective response rate (ORR) for Multikine+CIZ (Cyclophosphamide; Indomethacin; Zinc-multivitamins) patients in the intent-to-treat (ITT) population versus zero in the SOC group (n=394).

o	15.2% (24/158) ORR for Multikine+CIZ patients in the lower-risk-for-recurrence arm versus zero in the SOC group (n=168).

o	Two-sided Fisher Exact p-values <0.0000001 for ORR.

o	Complete responses before surgery were seen in 5 Multikine+CIZ patients.

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•	Objective response before surgery was prognostic/predictive of improved overall survival (OS) and significant for reduced death rate:

o	In the ITT population, 22.2% death rate versus 54.1% death rate (Multikine objective responders versus Multikine non-responders; two-sided Fisher Exact p-value <0.0001; HR=0.301 [95% CI 0.16, 0.566]).

o

In the lower-risk-for-recurrence arm, 12.5% death rate versus 41.0% death rate (Multikine+CIZ objective responders versus Multikine+CIZ non-responders; two-sided Fisher Exact p-value=0.0101; HR=0.246 [95% CI 0.077, 0.787]).

Data that will be provided to FDA to confirm efficacy in the Proposed Indication:

•	Analysis of the lower-risk-for-recurrence arm was pre-specified in the original study protocol and in the statistical analysis plan. This arm comprised about 40% of all study participants.

•	14.1% absolute OS advantage at 5-years in the lower-risk-for-recurrence arm (62.7% vs 48.6%) for Multikine+CIZ patients versus SOC patients. OS benefit was also shown at 1, 2, 3, and 4 years.

•	Nearly 4-year increase in median overall survival in the lower-risk-for-recurrence arm (101.7 months for Multikine+CIZ versus 55.2 months for the SOC).

•

Histopathological analysis confirmed the effect of Multikine, as 61 markers, ratios, and combinations showed a statistically significant effect in the lower-risk-for-recurrence arm (two-sided p<0.05) favoring Multikine+CIZ versus the SOC for OS, progression free survival, and loco-regional control outcomes.

•	Additional (confirmatory) progression-free survival benefit in the lower-risk-for-recurrence arm was observed for Multikine+CIZ versus the SOC.

•	No excess safety issues: The overall incidence of adverse events and serious adverse events in the Multikine arms was not substantially different versus the SOC.

In our study, we used the standard of care treatment for advanced primary head and neck cancer patients as a comparison. The patients received surgery followed by either radiation or chemoradiation (chemotherapy and radiation at the same time), as determined by the physician. This means that there were 2 treatment arms, 1) surgery plus radiation or 2) surgery plus chemoradiation. The arm that received Multikine treatment followed by surgery and radiation showed great survival benefit, but when chemotherapy was added in the second treatment arm, the immunological effect of Multikine was negated.  Therefore, when the two treatment arms were combined the study did not achieve its primary endpoint of a 10% improvement in overall survival.

However, the analysis of the separate treatment arms was prespecified in the protocol and carried out prior to us becoming unblinded. The OS benefit of 14.1% at 5 years for this treatment arm exceeded the 10% OS benefit set out for the study population as a whole. We believe that the OS results for this treatment arm are significant (two-sided p=0.0236, HR=0.68) and the effect is robust, durable and increasing over time. In our opinion, the results from the Phase 3 cancer study proved that Multikine met all of the protocol required benefits stated in the study protocol in patients in the treatment arm receiving surgery and radiation as their standard therapies.

Our investigational immunotherapy Multikine is used in a different way than cancer immunotherapy is usually used in clinical trials. It was given before any other therapy has been administered because that is when the immune system is thought to be strongest (i.e., as a neoadjuvant). It was also administered locally around the tumors and near the draining lymph node. In the Phase 3 clinical trial, Multikine was given locally for three weeks, five days per week as a first line treatment before surgery, radiation or radiochemotherapy. The goal is to help the intact immune system “see” the cancer and kill the micro metastases that usually cause recurrence of the cancer.  In short, we believe that local administration and administration of Multikine before weakening of the immune system by surgery and radiation will result in improved outcomes and better overall survival rates for patients suffering from head and neck cancer.

We are also investigating a peptide-based immunotherapy (CEL-4000) as a vaccine for rheumatoid arthritis using our LEAPS (as defined below) technology platform.

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We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. Our telephone number is 703-506-9460 and our website is www.cel-sci.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

We make our electronic filings with the Securities and Exchange Commission (SEC), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after they are filed or furnished to the SEC.

 OUR PRODUCT CANDIDATES

We are a clinical-stage biotechnology company dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. We are currently focused on the development of the following product candidates and technologies:

1)	Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers;

2)	L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with a product candidate CEL-4000, under development for the potential treatment of rheumatoid arthritis.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering.

We currently intend to use the net proceeds from the offering to fund the continued development of Multikine, LEAPS and for other general corporate purposes. See the “Use of Proceeds” section of this prospectus supplement. We have not designated the specific amount of net proceeds to us from this offering that will be used for these purposes. Accordingly, our management will have broad discretion as to the allocation of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

Since the offering price of the securities offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 794,117 shares of common stock in this offering, deducting underwriting discounts and estimated offering expenses payable by us, if you purchase securities in this offering you will suffer immediate and substantial dilution of approximately $1.08 per share in the net tangible book value of the common stock you acquire based on our net tangible book value as of December 31, 2022.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. These sales may result in material dilution to our existing stockholders and new investors could gain rights superior to existing stockholders.

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Our outstanding options and warrants may adversely affect the trading price of our common stock.

As of April 26, 2023, there were outstanding warrants which allow the holders to purchase 1,092,470 shares of common stock, with a weighted average exercise price of $3.16 per share, and outstanding options which allow the holders to purchase up to 12,795,778 shares of common stock, with a weighted average exercise price of $8.84 per share. The outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of the outstanding options and warrants.  For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants will also dilute the ownership interests of our existing stockholders.

A provision in our Bylaws regarding shareholder claims may not be enforceable.

Article X of our bylaws provides that stockholder claims brought against us, or our officers or directors, including any derivative claim or claim purportedly filed on our behalf, must be brought in the U.S. District Court for the district of Delaware.

Although it is our intent that this provision applies to actions arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 there is uncertainty as to whether a court would enforce this provision since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations under the Securities Act.

In addition, since this provision in our bylaws applies to state law claims there is uncertainty as to whether any court would enforce this provision.

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USE OF PROCEEDS

We estimate that the proceeds from this offering, after deducting estimated offering expenses payable by us and underwriting discounts and commissions will be approximately $1,119,000, or approximately $1,309,283 if the underwriter exercises in full its option to purchase additional shares. We intend to use the net proceeds from this offering to fund the continued development of Multikine, LEAPS and for general corporate purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

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DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2022 was $26,389,551, or approximately $0.60 per share of common stock based on 43,725,636 outstanding shares of common stock on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2022.

After giving effect to the sale of 794,117 shares of common stock in this offering at the public offering price of $1.70 per share of common stock and after deducting the underwriting discounts, commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would be approximately $27.5 million, or approximately $0.62 per share of common stock, as of  December 31, 2022. This represents an immediate increase in net tangible book value of approximately $0.02 per share to existing stockholders and an immediate dilution of approximately $1.08 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$1.70
Net tangible book value per share as of December 31, 2022	$0.60
Increase in net tangible book value per share attributable to new investors	$0.02
As adjusted net tangible book value per share after giving effect to this offering		$0.62
Dilution per share to investors in this offering		$1.08

The above calculation is based on 43,725,636 shares of our common stock outstanding as of December 31, 2022 and excludes as of that date:

●	1,093,070 shares of our common stock issuable upon the exercise of outstanding warrants as of December 31, 2022, at a weighted average exercise price of $3.16 per share; and

●	12,824,282 shares of our common stock issuable upon the exercise of outstanding stock options as of December 31, 2022, at a weighted average exercise price of $8.84 per share.

In addition, the amounts in the table above assume no exercise by the underwriter of its option to purchase additional shares. If the underwriter exercises its option to purchase additional shares of our common stock in full, the pro forma net tangible book value per share after this offering would be approximately $0.62 per share, representing an increase in net tangible book value per share attributable to this offering of approximately $0.02 and dilution in net tangible book value per share to investors in this offering of approximately $1.08.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of common stock to be sold in this offering. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service, or the IRS, might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of common stock could differ from those described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to holders that hold the common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances, such as the impact of the Medicare contribution tax on net investment income or the alternative minimum tax for individuals. In addition, this discussion does not address tax considerations to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

•	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
•	a bank, financial institution or insurance company;
•	a regulated investment company, a real estate investment trust or grantor trust;
•	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Sections 408 or 408A of the Code, respectively;
•	a person holding the common stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell common stock under the constructive sale provisions of the Code;
•	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
•	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;
•	a person who is a partner or investor in a partnership or other pass-through entity that holds the common stock;
•	a U.S. person whose “functional currency” is not the U.S. dollar;
•	a controlled foreign corporation or passive foreign investment company;
•	a person who holds or receives common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	a qualified foreign pension fund or an entity that is wholly owned by one or more qualified foreign pension funds; or
•	a U.S. expatriate and former citizens or long-term residents of the United States.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of common stock that is (i) a foreign corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from the sale of a share of common stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion does not address the tax considerations to an entity treated as a partnership for U.S. federal income tax purposes or any partner in such entity. Accordingly, a partnership holding shares of common stock and any partner therein should consult their own tax advisors as to the tax consequences of holding and disposing of shares of our common stock.

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You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. If we declare or pay any dividends on shares of our common stock, such dividends will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its common stock and then as a gain from the sale or exchange of the common stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of common stock who is a U.S. individual.

Distributions to U.S. holders that are corporate shareholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of common stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the common stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the common stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and to the proceeds of a sale of common stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status, or fails to report its full dividend income. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. If we declare or pay any dividends on shares of our common stock, such dividends will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “Sale of Common Stock” below. Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing to us or our paying agent an applicable IRS Form W-8ECI  (which generally remains valid for three years, after which time a new properly completed and executed form must be provided to us or our paying agent). If the holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, or, if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, as defined under the Code, net of certain deductions and credits, subject to any applicable income tax treaty providing otherwise.

Sale of Common Stock

Non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of common stock unless:

•	the gain (1) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (2) if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, or the gain is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case the special rules described below apply;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U. S. source capital losses, even though the individual is not considered a resident of the United States; or

•	if we are or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” or USRPHC.

We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market, then only a non-U.S. holder that actually or constructively owns (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our outstanding common stock will be subject to U.S. federal income tax on the disposition of our common stock.

Any gain described in the first bullet point above will be subject to U.S. federal income tax at the regular graduated rates. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Dividends on Our Common Stock,” generally will be exempt from U.S. backup withholding.

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Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding on Foreign Accounts

Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of dividends on our common stock and the gross proceeds of dispositions of our common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. These withholding rules generally apply to payments of dividends on common stock and to payments of gross proceeds from a sale or other disposition our common stock made on or after January 1, 2019. You should consult your tax advisor regarding the application of FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult his, her, or its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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UNDERWRITING

Spartan Capital Securities, LLC is the representative of the underwriters of this offering. We have entered into an underwriting agreement dated April 27, 2023 with the underwriter named below. Pursuant to the terms and subject to the conditions set forth in the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the following number of shares of our common stock.

Underwriter	Number of Shares
Spartan Capital Securities, LLC	794,117

The underwriter is committed to purchase 794,117 shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the shares of common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriter may offer some of the shares of common stock to other securities dealers at such price less a concession of $1.63 per share.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase a maximum of 119,117 additional shares of common stock from us to cover over-allotments. If the underwriter exercises all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $1,552,498 and the total proceeds to us, before expenses, will be approximately $1,459,348.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$1.70	$1,349,998.90	$1,552,497.80
Underwriting discount	$0.102	$80,999.93	$93,149.87
Proceeds, before expenses, to us	$1.598	$1,268,998.97	$1,459,347.93

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares of common stock to be sold in the offering (including shares of common stock sold upon exercise of the underwriter’s over-allotment option) with the Commission; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares of common stock on the NYSE American; (c) the costs of all mailing and printing of the underwriting documents; (d) the costs of preparing, printing and delivering certificates representing the Securities; (e) fees and expenses of the Company's transfer agent; (f) transfer and/or stamp taxes, if any, payable upon the transfer of the shares of our common stock to the underwriter; (g) fees and expenses of our legal counsel and accountants; and (h) $60,000 for the actual fees and expenses incurred by the underwriter, including legal fees, of the representative’s counsel.

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Discretionary Accounts. The underwriter does not intend to confirm sales of the shares of common stock offered hereby to any accounts over which it has discretionary authority.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter and the underwriter may distribute prospectus supplements electronically. The underwriter may agree to allocate a number of shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriter in their capacity as underwriter, and should not be relied upon by investors.

Other Relationships. The underwriter and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriter for any further services.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of our shares while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of shares of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of shares of our common stock. These transactions may be effected on the NYSE American or otherwise.

Passive Market Making. In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in shares of our common stock in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus supplement are advised to inform themselves about, and to observe, any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish law or regulation and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

in other circumstances that are exempt from the rules on public offerings pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

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Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to this offering has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities offered by this Prospectus Supplement. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities offered by this Prospectus Supplement may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

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In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the FSMA Financial Promotions Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Hart & Hart, LLC of Denver, Colorado.  Carmel, Milazzo & Feil LLP of New York, New York, has acted as counsel for the underwriter.

EXPERTS

The financial statements as of September 30, 2022 and 2021 and for each of the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.  The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-265995) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits and schedules. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Our common stock is listed on the NYSE American, and reports, proxy statements and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

These documents are also available, free of charge, through our website at www.cel-sci.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

S-22

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC prior to the completion of this offering will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our annual report on Form 10-K for the fiscal year ended September 30, 2022;

•	our quarterly report on Form 10-Q for the period ended December 31, 2022;

•	our current reports on Form 8-K filed with the SEC on March 9, 2023 and on April 19, 2023;

•	our proxy statement relating to our May 23, 2023 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement until we sell all of the securities covered by this prospectus supplement and the accompanying prospectus or the sale of securities by us pursuant to this prospectus supplement and the accompanying prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which is also incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia 22182

Attention: Senior Vice President of Operations

Telephone: (703) 506-9460

S-23

PROSPECTUS

CEL-SCI CORPORATION

CEL-SCI Corporation may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of these securities, as well as any of these securities issuable upon conversion of preferred stock or upon the exercise of warrants, at an initial offering price not to exceed $150,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to CEL-SCI from the sale. The prospectus supplement will set forth, without limitation, the terms of the offering and sale of such securities.

CEL-SCI may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of CEL-SCI or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to CEL-SCI will be set forth in the applicable prospectus supplement.

CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.

The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CEL-SCI's common stock is traded on the NYSE American under the symbol “CVM”. On June 23, 2022 the closing price of CEL-SCI’s common stock on the NYSE American was $4.99.

The date of this Prospectus is July 15, 2022

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PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

Securities Offered:

CEL-SCI may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of the foregoing securities, as well as any of these securities issuable upon the conversion of preferred stock or upon the exercise of the warrants, at an initial offering price not to exceed $150,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement. See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which CEL-SCI’s securities may be offered.

Common Stock Outstanding:

As of June 14, 2022, CEL-SCI had 43,328,104 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options or warrants. See "Comparative Share Data" for more information.

Risk Factors:

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the “Risk Factors" section of this prospectus for additional Risk Factors.

Common Stock NYSE American symbol:	CVM

BUSINESS OVERVIEW

We are a clinical-stage biotechnology company focused on finding the best way to activate the immune system to fight cancer and infectious diseases. For our lead investigational therapy Multikine® (Leukocyte Interleukin, Injection) we have announced data from our pivotal Phase 3 clinical trial for patients who are newly diagnosed with advanced primary squamous cell carcinoma of the head and neck, for which we have received Orphan Drug Status from the U.S. Food and Drug Administration, or FDA. The study was fully enrolled with 928 patients in September 2016.

On June 28, 2021, we announced results from our 9.5-year pivotal Phase 3 study for our immunotherapy Multikine® (Leukocyte Interleukin, Injection) in the treatment of advanced (stages III and IV) primary (previously untreated) squamous cell carcinoma of the head and neck (SCCHN). The Phase 3 results showed a long-term 5-year overall survival (OS) benefit in the treatment arm that received Multikine treatment followed by surgery and radiation (the lower risk to recurrence treatment arm). This survival benefit was robust and durable and added no toxicity to the overall treatment, something not commonly seen with cancer drugs. In fact, the survival benefit increased over time and at 5-years the overall survival benefit reached an absolute 14.1% advantage for the Multikine treated arm over control (n=380, total study patients treated with surgery plus radiation), control arm 48.6% survival, Multikine arm 62.7% survival.

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At ASCO 2022 we presented data that showed the following:

•	14.1% absolute advantage in overall survival (OS) at 5-years in the lower-risk-for-recurrence treatment arm (62.7% vs 48.6%) of patients with previously untreated locally advanced primary squamous cell carcinoma of the head and neck (Multikine+CIZ) versus the standard of care (SOC) control patients. Patients in the “lower-risk-for-recurrence” treatment arm are those with no adverse features discovered during surgery and who are therefore supposed to receive radiotherapy only after surgery. However, “lower-risk” does not mean low risk, as this treatment arm without CEL-SCI’s investigational Multikine still saw less than 50% survival 5-years post standard of care treatment alone (control group).

•	Nearly 4-year increase in median survival in this treatment arm (101.7 months for Multikine+CIZ versus 55.2 months for the SOC alone).

•	Objective response before surgery (partial and complete tumor responses):

o	In 8.5% (45/529) of Multikine-treated patients in the intent-to-treat (ITT) population (n=923) versus zero in the SOC alone (control).

o	In 16.0% (34/212) of Multikine-treated patients in this treatment arm (n=380) versus zero in the SOC alone (control).

•	Complete tumor response before surgery in five of the early responders, all five of which were in the Multikine+CIZ treatment arm.

•	Objective responses before surgery were prognostic for improved survival and significant for reduced death rate:

o	In the overall ITT population, 22.2% death rate (n=45) among objective responders before surgery versus 54.1% death rate for the Multikine non-responders (n=484).

o	In the Proposed Indication, 17.6% death rate (n=34) among objective responders before surgery versus 42.7% death rate for the Multikine non-responders (n=178).

•	Histopathological analysis confirmed the effect of Multikine, as 61 markers, ratios, and combinations showed a statistically significant effect (two-sided p<0.05) favoring the Multikine+CIZ treatment arm versus the SOC alone (control) for OS, Progression Free Survival (PFS), and Locoregional Control (LRC) outcomes.

•	Additional (confirmatory) progression-free survival (PFS) benefit in the Proposed Indication was observed for Multikine+CIZ versus the SOC alone.

•	Pre-specified analysis of the Proposed Indication was noted and discussed in the original study protocol and pre-specified in the statistical analysis plan. The Proposed Indication comprised about 40% of all study participants.

•	The overall incidence of adverse events and serious adverse events in the Multikine arms was not substantially different versus the SOC alone.

We also presented an algorithm that allows us to select before surgery those patients who are intended to receive only radiotherapy after surgery.

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The study used the standard of care treatment for advanced primary head and neck cancer patients as a comparison. The patients received surgery followed by either radiation or chemoradiation (chemotherapy and radiation at the same time), as determined by the physician. This means that there were 2 treatment arms, 1) surgery plus radiation or 2) surgery plus chemoradiation. The arm that received Multikine treatment followed by surgery and radiation showed great survival benefit, but when chemotherapy was added in the second treatment arm, the immunological effect of Multikine was negated. Therefore when the two treatment arms were combined the study did not achieve its primary endpoint of a 10% improvement in overall survival.

However, the analysis of the separate treatment arms was prespecified in the protocol and carried out prior to the Company becoming unblinded. The OS benefit of 14.1% at 5 years for this treatment arm exceeded the 10% OS benefit set out for the study population as a whole. The OS results for this treatment arm are significant (two-sided p=0.0236, HR=0.68) and the effect is robust, durable and increasing over time. The results from the Phase 3 cancer study proved that Multikine met all of the protocol required benefits stated in the study protocol in patients in the treatment arm receiving surgery and radiation as their standard therapies. Based on this we will be filing for and seeking FDA approval for the use of Multikine in the treatment of advanced primary head and neck cancer in this patient population of about 210,000 patients annually worldwide.

Our investigational immunotherapy, Multikine, is being used in a different way than cancer immunotherapy is usually used. It is given before any other therapy has been administered because that is when the immune system is thought to be strongest (i.e., as a neoadjuvant). It is also administered locally around the tumors and near the draining lymph node. In the Phase 3 clinical trial, Multikine was given locally for three weeks, five days per week as a first line treatment before surgery, radiation or radiochemotherapy. The goal is to help the intact immune system “see” the cancer and kill the micro metastases that usually cause recurrence of the cancer. In short, we believe that local administration and administration of Multikine before weakening of the immune system by surgery and radiation will result in improved outcomes and better overall survival rates for patients suffering from head and neck cancer.

We are also investigating a peptide-based immunotherapy (CEL-4000) as a vaccine for rheumatoid arthritis using our LEAPS technology platform.

We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. Our telephone number is 703-506-9460 and our website is www.cel-sci.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

We make our electronic filings with the Securities and Exchange Commission (SEC), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after they are filed or furnished to the SEC.

RECENT DEVELOPMENTS

On May 27, 2022, we announced the American Society of Clinical Oncology (ASCO) published two abstracts related to our pivotal Phase 3 Multikine head and neck cancer clinical trial. The poster was presented by our Chief Scientific Officer, Eyal Talor, Ph.D. at the 2022 ASCO Annual Meeting on June 6, 2022 in Chicago, Illinois. The abstract titles and corresponding links are as follows:

•	“Leukocyte interleukin injection (LI) immunotherapy extends overall survival (OS) in treatment-naive low-risk (LR) locally advanced primary squamous cell carcinoma of the head and neck: The IT-MATTERS study.”

o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207201

o	Link to poster: https://cel-sci.com/wp-content/uploads/2022/06/CEL-SCI-ASCO-2022-Poster-6032-June-6-Head-and-Neck-Cancer-1.pdf

•	“Novel algorithm for assigning risk/disease-directed treatment (DDT) choice in locally advanced primary squamous cell carcinoma of the head and neck (SCCHN): Using pretreatment data only.”

o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207202/

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FORWARD LOOKING STATEMENTS

This prospectus and the documents that are incorporated or deemed to be incorporated by reference into this prospectus, contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to:

•	the progress and timing of, and the amount of expenses associated with, our research, development and commercialization activities for our product candidates, including Multikine;

•	our expectations regarding the timing, costs and outcome of any pending or future litigation matters, lawsuits or arbitration proceedings;

•	the success of our clinical studies for our product candidates;

•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates;

•	the safety profile and related adverse events of our product candidates;

•	our ability to manufacture sufficient amounts of Multikine or our other product candidates for use in our clinical studies or, if approved, for commercialization activities following such regulatory approvals;

•	our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;

•	business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19);

•	our expectations as to future financial performance, expense levels and liquidity sources;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract, retain and motivate key personnel;

•	our ability to continue as a going concern; and

•	our liquidity.

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All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement and the risk factors in the documents incorporated or deemed to be incorporated by reference into this prospectus. The forward-looking statements contained in this prospectus and any document incorporated or deemed to be incorporated by reference in this prospectus, speak only as of their respective dates. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus and any prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any such reports we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in any prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement.

MARKET FOR CEL-SCI’S COMMON STOCK

 Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by the NYSE American.

Quarter Ending	High	Low

FY 2020
12/31/2019	$9.74	$6.00
3/31/2020	$17.80	$6.35
6/30/2020	$18.00	$9.64
9/30/2020	$15.10	$11.29

FY 2021
12/31/20	$16.70	$10.76
3/31/21	$40.91	$11.88
6/30/21	$27.86	$8.20
9/30/21	$27.28	$7.08

FY 2022
12/31/21	$12.82	$7.06
3/31/22	$7.73	$3.80

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As of June 14, 2022, there were 43,328,104 outstanding shares of our common stock outstanding held by approximately 550 holders of record.

Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

The provisions in CEL-SCI’s Articles of Incorporation relating to CEL-SCI’s preferred stock would allow CEL-SCI’s directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI’s common stock. The issuance of preferred stock with such rights may make the removal of management more difficult , even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

The market price of CEL-SCI’s common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI’s operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI’s common stock.

DILUTION

As of March 31, 2022, we had a net tangible book value of $1.04 per share. An investor purchasing shares pursuant to any prospectus supplement we subsequently file will suffer dilution equal in amount to the difference between the price paid for the securities we offer and our net tangible book value at the time of purchase.

PLAN OF DISTRIBUTION

CEL-SCI may sell shares of its common stock, preferred stock, convertible preferred stock, rights, warrants, or units consisting of any of the foregoing, as well as any securities issuable upon the conversion of preferred stock or upon the exercise of warrants in and/or outside the United States: (i) through underwriters, placement agents, or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to CEL-SCI from such sale, any delayed delivery arrangements, any underwriting discounts, commissions, and other items constituting underwriters' or placement agents’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to an underwriter or a placement agent. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by CEL-SCI to any FINRA member or independent broker-dealer in connection with an offering of CEL-SCI’s securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

CEL-SCI’s securities may be sold:

•	At a fixed price.

•	As the result of the exercise of warrants or rights, or the conversion of preferred shares, at fixed or varying prices, as determined by the terms of the warrants, rights or convertible securities.

•	At varying prices in "at the market" offerings.

•	In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters may be obligated to purchase all the offered securities if any are purchased.

If dealers are utilized in the sale of offered securities in respect of which the prospectus supplement is delivered, CEL-SCI will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

If an agent is used in an offering, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

The securities may be sold directly by CEL-SCI to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

CEL-SCI may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to CEL-SCI’s approval. CEL-SCI will pay the commission indicated in the prospectus supplement to underwriters, dealers or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by CEL-SCI.

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Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

Agents, dealers and underwriters may be entitled under agreements entered into with CEL-SCI to indemnification from CEL-SCI against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments made by such agents, dealers or underwriters.

DESCRIPTION OF SECURITIES

Common Stock

CEL-SCI is authorized to issue 600,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding shares of our common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There is no conversion, redemption, sinking fund or similar provision regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI. As of June 14, 2022, no shares of preferred stock were outstanding.

Rights Agreement

In October 2020, we declared a dividend of one Series A Right and one Series B Right, or collectively the Rights, for each share of our common stock which was outstanding on October 30, 2020. When the Rights become exercisable, each Series A Right will entitle the registered holder, subject to the terms of a Rights Agreement, to purchase from us one share of our common stock at a price equal to 20% of the market price of our common stock on the exercise date, although the price may be adjusted pursuant to the terms of the Rights Agreement. If after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of a tender offer for 15% or more of our outstanding common stock (i) we are acquired in a merger or other business combination and we are not the surviving corporation, (ii) any person consolidates or merges with us and all or part of our common shares are converted or exchanged for securities, cash or property of any other person, or (iii) 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a Series B Right will thereafter have the right to receive, upon payment of the exercise price of $100 (subject to adjustment), that number of shares of common stock of the acquiring company which at the time of such transaction has a market value that is twice the exercise price of the Series B Right.

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The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent.

Distribution of Rights

Initially, stockholders will not receive separate certificates for the Rights as the Rights will be represented by outstanding common stock certificates. Until the exercise date, the Rights cannot be bought, sold or otherwise traded separately from the common stock. Certificates for common stock carry a notation that indicates that Rights are attached to the common stock and incorporate the terms of the Rights Agreement.

Separate certificates representing the Rights will be distributed as soon as practicable after the earliest to occur of:

•	15 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding common stock, or

•

15 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons has acquired 15% or more of our common stock) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

The earlier of such dates described above is called the “distribution date.”

Until the distribution date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for common stock outstanding as of the record date, even without such notation, will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the Rights.

Exercise and Expiration

The holders of the Rights are not required to take any action until the Rights become exercisable. The Rights are not exercisable until the distribution date. Holders of the Rights will be notified by us that the Rights have become exercisable. The Rights will expire on October 30, 2025, unless the expiration date is extended or unless the Rights are earlier redeemed by us as described below.

Redemption

At any time prior to the distribution date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only entitlement of the holders of Rights will be to receive the redemption price.

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Exchange Option

At any time after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of a tender offer for 15% or more of our outstanding common stock, and prior to the acquisition by such person of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

Other Provisions

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time a person or group of affiliated persons has acquired 15% or more of our common stock no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder of the Right, as such, will not have any rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. However, the Rights should not interfere with any merger or other business combination approved by a majority of our board of directors because the Rights may be redeemed by us at any time prior to the distribution date. Thus, the Rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our board of directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, us. To the extent any potential acquisition is deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

Attorneys’ Fees in Stockholder Actions

Our bylaws include a fee-shifting provision in Article X for stockholder claims. Article X provides that in the event that any stockholder initiates or asserts a claim against us, or any of our officers or directors, including any derivative claim or claim purportedly filed on our behalf, and the stockholder does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then the stockholder will be obligated to reimburse us and any of our officers or directors named in the action, for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that we or our officers or directors who were named in the action may incur in connection with such claim.

Our fee-shifting provision is not limited to specific types of actions, but is rather potentially applicable to the fullest extent permitted by law. There are several types of remedies that a stockholder may seek in connection with an action or proceeding against us, including declaratory or injunctive relief, or monetary damages. If a stockholder is not successful in obtaining a judgment that substantially achieves in substance, such as in the case of a claim for declaratory or injunctive relief, or amount, such as in the case of a claim for monetary damages, our and our officers’ and directors’ litigation expenses may be shifted to the stockholder.

Fee-shifting provisions are relatively new and untested. The case law and potential legislative action on fee shifting bylaws are evolving and there exists considerable uncertainty regarding the validity of, and potential judicial and legislative responses to, such bylaws. For example, it is unclear whether our ability to invoke our fee-shifting bylaw in connection with claims under the federal securities laws, including claims related to this offering, would be pre-empted by federal law. Similarly, it is unclear how courts might apply the standard that a stockholder must obtain a judgment that substantially achieves, in substance and amount, the full remedy sought. The application of our fee shifting bylaw in connection with such claims, if any, will depend in part on future developments of the law. We cannot assure you that we will or will not invoke our fee-shifting bylaw in any particular dispute, including any claims related to this offering.

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If a stockholder that brings any such claim is unable to obtain the required judgment, the attorneys’ fees and other litigation expenses that might be shifted to such a stockholder are potentially significant. This fee-shifting bylaw, therefore, may dissuade or discourage stockholders (and their attorneys) from initiating lawsuits or claims against us or our directors and officers. In addition, it may impact the fees, contingency or otherwise, required by potential plaintiffs’ attorneys to represent our stockholders or otherwise discourage plaintiffs’ attorneys from representing our stockholders at all. As a result, this bylaw may limit the ability of stockholders to affect the management and direction of our company, particularly through litigation or the threat of litigation.

Transfer Agent

Computershare, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hart & Hart, Denver, Colorado.

EXPERTS

The financial statements as of September 30, 2021 and 2020 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by such person in connection with any action, suit, or proceeding to which such person is named a party by reason of such person having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of such person's duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ADDITIONAL INFORMATION

CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file 10-K, 10-Q, 8-K reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

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CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission’s internet site.

CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia 22182

(703) 506-9460

INCORPORATION OF DOCUMENTS BY REFERENCE – We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this Registration Statement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2021;

•	our Quarterly Reports on Form 10-Q for the period ended December 31, 2021 and March 31, 2022;

•	our Current Report on Form 8-K filed with the SEC on June 13, 2022;

•	our Proxy Statement relating to our June 13, 2022 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description

All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference may be accessed at the website of the Securities and Exchange Commission: www.sec.gov and at CEL-SCI's website: www.cel-sci.com.

Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

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Common Stock

CEL-SCI CORPORATION

 ______________

PROSPECTUS

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No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.

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